CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with Amendment No. 1 to the annual report on Form 10-KSB of OrganiTech USA, Inc. (the "Company") for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Doron Shachar Adv., Acting Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

      (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 28, 2003


                                                /s/ Doron Shachar
                                                --------------------------------
                                                Doron Shachar, Adv.
                                                Acting Chief Financial Officer